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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-85829, 333-37610, 333-44140, 333-51980 and 333-67848) and
Forms S-3 (Nos. 333-45044, 333-54854 and 333-57154) of SilverStream Software, Inc. and in the related prospectus' of our report dated February 12, 2002, with respect to the consolidated financial statements and schedule of SilverStream Software, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 27th, 2002


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